Exhibit 4 - Joint Filing Agreement

                           Joint Filing Agreement

      The undersigned hereby agree that the Schedule 13D and any amendments thereto filed by the undersigned under the Securities and Exchange Act of 1934, as amended (the "Act"), reporting the beneficial ownership of shares of common stock of Thomas Edison Inns, Inc. may be filed with the Securities and Exchange Commission pursuant to Rule 13D - 1(f)(1) under the Act on behalf of each of the undersigned.


Dated: September   , 1995


MERITAGE HOSPITALITY GROUP INCORPORATED

/s/Christopher B. Hewett
---------------------------
Christopher B. Hewett
President



/s/Christopher B. Hewett
---------------------------
Christopher B. Hewett
Individually



/s/Robert E. Schermer, Jr.
----------------------------
Robert E. Schermer, Jr.
Individually